Exhibit 20.2

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

A.	Trust Level Activity
	Number of Days in Monthly Period	31
	Beginning Principal Receivables Balance	1,373,535,252.04
	Beginning Special Funding Account Balance	0.00
	Beginning Principal Receivables + SFA Balance	1,373,535,252.04
	Beginning Finance Charge Receivables	39,828,228.08
	Beginning Total Receivables	1,413,363,480.12
	Special Funding Account Earnings	0.00
	Finance Charge Collections	17,664,725.90
	Interest/Fee Reversals (Wachovia accounts only)	0.00
	Interchange Collections	3,435,319.07
	Collection Account Investment Proceeds	0.00
	Recoveries treated as Finance Charge Collections	0.00
	Total Finance Charge Receivables Collections	21,100,044.97
	Principal Receivables Collections	118,997,290.27
	Recoveries treated as Principal Collections	1,226,167.92
	Total Principal Receivables Collections	120,223,458.19
	Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)	9.67%
	Defaulted Amount (Net of Recoveries)	9,728,611.60
	Annualized Default Rate	8.50%
	Trust Gross Yield	18.43%
	Aggregate Account Addition or Removal (Y/N)?	N
	Date of Addition/Removal	N/A
	Principal Receivables at the end of the day of Addition/Removal	N/A
	SFA Balance at the end of the day of Addition/Removal	N/A
	Principal Receivables + SFA Balance at the end of the day of Addition/Removal	N/A
	Ending Principal Receivables Balance	1,359,617,552.63
	Ending Special Funding Account (SFA) Balance	0.00
	Ending Principal Receivables + SFA Balance	1,359,617,552.63
	Ending Finance Charge Receivables	38,187,922.06
	Ending Total Receivables	1,397,805,474.69
	Required Minimum Principal Balance (as of month end)	536,333,333.32

PARTNERS FIRST CREDIT MASTER TRUST

MONTHLY TRUST ACTIVITY

B.	Series Allocations
			Total	1998-3
	Group			1
	Class A Initial Invested Amount		528,000,000.00	528,000,000.00
	Class B Initial Invested Amount		113,000,000.00	113,000,000.00
	Collateral Initial Invested Amount		67,000,000.00	67,000,000.00
	Class D Initial Invested Amount		42,000,000.00	42,000,000.00
	Total Initial Invested Amount		750,000,000.00	750,000,000.00
	Required Transferor Amount (per definition)		50,050,525.07	50,050,525.07
	Initial Invested Amount + Req Transf Amount		800,050,525.07	800,050,525.07
	Series Allocation Percentage		100.00%	100.00%
	Series Allocable Finance Charge Collections		21,100,044.97	21,100,044.97
	Series Allocable Principal Collections		120,223,458.19	120,223,458.19
	Series Allocable Defaulted Amounts		9,728,611.60	9,728,611.60
	Series Allocable Servicing Fee		835,568.06	835,568.06
	In Revolving Period?			N
	Available for Principal Sharing Series		7,164,631.72	7,164,631.72
	Principal Shortfall		0.00	0.00
	Allocation of Shared Principal Collections		0.00	0.00
	Available for Excess Allocation Series		3,014,650.57	3,014,650.57
	Finance Charge Shortfall		0.00	0.00
	Allocation of Excess Finance Charge Collections		0.00	0.00

B.	Series Allocations Amounts Due			1998-3
	Transferor’s Percentage			58.95%
	Principal Allocation Percentage			54.60%
	Principal Collections			65,646,362.92
	Floating Allocation Percentage			41.05%
	Class A Certificate Rate			1.93250%
	Class B Certificate Rate			2.16250%
	CIA Certificate Rate			2.77750%
	CIA Secured Loan Spread Rate			2.52750%
	Class D Certificate Rate			0.00000%
	Class A Interest			878,643.33
	Class B Interest			210,423.26
	Collateral Monthly Interest			76,553.50
	Class D Interest			0.00
	Investor Monthly Interest			1,165,620.09
	Investor Default Amount (Net of Recoveries)			3,993,432.19
	Interchange Collections			1,410,140.97
	0.75% of Interchange			313,338.02
	Servicer Interchange			313,338.02
	Monthly Servicing Fee (Before Adjustments)			835,568.06
	Interchange Adjustment			0.00
	SFA Adjustment			0.00
	Previous Period Adjustment			0.00
	Total Monthly Servicing Fee (After all adjustments)			835,568.06

C.	Calculation of Redirected Investor Finance Charge Collections (“Socialism”)
			Group I	1998-3
	Beginning Invested Amount (Month)		724,063,225.53	724,063,225.53
	Finance Charge Collections		8,661,215.21	8,661,215.21
	Reserve Account Interest		5,002.00	5,002.00
	PFA Proceeds		343,053.70	343,053.70
	Total Finance Charge Collections		9,009,270.91	9,009,270.91
	Investor Monthly Interest		1,165,620.09	1,165,620.09
	Investor Default Amount		3,993,432.19	3,993,432.19
	Monthly Servicing Fee		835,568.06	835,568.06
	Additional Amounts		0.00	0.00
	Total Amount Due		5,994,620.34	5,994,620.34
	Group Excess?		Y
	Amount per 4.10(A) Amount per 4.10(B) Amount per 4.10(C) Amount per 4.10(D) }	used in a shortfall scenario only		1,165,620.09 3,993,432.19 835,568.06 0.00
	Redirected Finance Charge Collections		9,009,270.91	9,009,270.91
	Amount of funds redistributed per 4.10			0.00
	Redirected Finance Charge Collections—PFA Proceeds (Class A available funds)			8,666,217.21

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

D. Trust Performance
30-59 Days Delinquent	25,186,552.04	1.85%
60-89 Days Delinquent	17,587,565.12	1.29%
90+ Days Delinquent	31,230,199.65	2.30%
Total 30+ Days Delinquent	74,004,316.81	5.44%

BANK ONE, DELAWARE, NATIONAL ASSOCIATION (FORMERLY FIRST USA BANK, N.A.) AS SERVICER

By:	/S/ MICHAEL J. GRUBB
Name: Michael J. Grubb Title: First Vice President

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